Monopar Therapeutics Reports Second Quarter 2020
Financial Results and Business Updates

Collaboration Formed to Develop COVID-19 Therapeutic with
Monopar’s Proprietary MNPR-101 Technology

CHICAGO, IL, August 6, 2020 – Monopar Therapeutics Inc. (Monopar or the Company) (Nasdaq: MNPR), a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients, today announced second quarter 2020 financial results and business updates.

Second Quarter and Recent Highlights

Collaboration with NorthStar Medical Radioisotopes to Develop Potential Therapeutic for Severe COVID-19 and Other Respiratory Diseases

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Monopar and NorthStar entered into a 50/50 collaboration to develop potential Radio-Immuno-Therapeutics (RITs) to treat severe COVID-19.

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Monopar will provide its pre-IND stage humanized uPAR targeted monoclonal antibody, known as MNPR-101, and NorthStar will supply a cytotoxic radioisotope. The aim is to create a highly selective agent that has the potential to kill aberrantly activated cytokine-producing immune cells thought to be largely responsible for the severe lung injury that contributes to poor outcomes and death in patients with severe COVID-19.

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Provisional patent has been filed that covers novel compositions and uses of cytotoxic radioisotopes attached to antibodies that bind to uPAR, thereby creating precision targeted radio-immuno-therapeutics (uPRITs) for the treatment of severe COVID-19 and other respiratory diseases.

Validive Phase 2b/3 Clinical Trial and Camsirubicin Phase 2 Clinical Trial Continue on Schedule

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Monopar’s two clinical-stage programs both continue to be on schedule for first patient dosing in the second half of 2020.

Second Quarter Summary Financial Results

Results for the Quarter Ended June 30, 2020 Compared to the Quarter Ended June 30, 2019

Cash and cash equivalents as of June 30, 2020 were $12.5 million. Net loss for the three months ended June 30, 2020 was $1.4 million or $0.14 per share compared to net loss of $0.9 million or $0.10 per share for the three months ended June 30, 2019.

Research and Development (R&D) Expenses

R&D expenses for the three months ended June 30, 2020 were $0.8 million, compared to $0.3 million, for the three months ended June 30, 2019. This represents an increase of $0.5 million primarily attributed to increases in camsirubicin and Validive clinical trial planning and materials manufacturing costs and increases in personnel expenses for three new R&D employees and higher salary and stock-based (non-cash) compensation for 2020.

General and Administrative (G&A) Expenses

G&A expenses for the three months ended June 30, 2020 were $0.6 million, compared to $0.6 million, for the three months ended June 30, 2019.

About Monopar Therapeutics

Monopar Therapeutics is a clinical-stage biopharmaceutical company primarily focused on developing proprietary therapeutics designed to extend life or improve the quality of life for cancer patients. The Company's pipeline consists of Validive® for the prevention of chemoradiotherapy-induced severe oral mucositis in oropharyngeal cancer patients; camsirubicin for the treatment of advanced soft tissue sarcoma; and a preclinical stage uPAR targeted antibody, MNPR-101, for advanced cancers and severe COVID-19. For more information, and links to SEC filings that contain detailed financial information, visit: https://ir.monopartx.com/quarterly-reports.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning the potential for NorthStar Medical Radioisotopes’ development collaboration to develop a COVID-19 uPRIT and the Company’s ability to dose first patients in the Validive and camsirubicin clinical trials in the second half of 2020. The forward-looking statements involve risks and uncertainties including, but not limited to, not successfully developing a COVID-19 uPRIT with the Company’s development collaborator, and not commencing the Validive Phase 2b/3 clinical trial and Phase 2 GEIS-sponsored camsirubicin clinical trial in the second half of 2020, if at all, and not commencing the Validive Phase 3 portion subject to fundraising and partnership efforts, if at all. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Contact

Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com